SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2013

ZAGG Inc
(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Departure of Director

On April 27, 2013, the Board of Directors of ZAGG Inc (the “Registrant”) accepted the resignation of Edward Ekstrom.  Mr. Ekstrom has served as a director of the Company since 2009, and has previously served as Chairman of Nominating and Corporate Governance Committee, Chairman of Compensation and Stock Option Committee, and as a member of Audit Committee.

There were no disagreements between Mr. Ekstrom and the Registrant on any matter relating to the Registrant’s operations, policies, or practices.  Mr. Ekstrom did not furnish the Registrant with any written correspondence concerning the reasons for his resignation.

The Registrant has provided a copy of this Report to Mr. Ekstrom for his review and consideration prior to its filing with the Commission, and provided him with the opportunity to furnish to the Registrant a letter stating whether he agrees with the statements made herein.  Mr. Ekstrom received the report and has advised the Registrant that he will not provide a letter in response.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer
Date: April 29, 2013

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